UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2012

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 14, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Hyatt Hotels Corporation (the “Company”), in its capacity as Administrator of the Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, approved the grant of shares of the Company’s Class A common stock, par value $0.01 per share, to the Company’s executive officers (the “Restricted Stock”), effective as of March 16, 2012. The Restricted Stock is subject to certain restrictions, including restrictions on transfer, and will vest based on satisfaction of performance targets set forth in a Restricted Stock Award Agreement consistent with the form filed herewith as Exhibit 10.1 (the “Restricted Stock Award Agreement”). The shares of Restricted Stock will vest at the end of a performance period based on achievement of certain pre-determined goals relating to the performance of the Company. The shares of Restricted Stock vest at 12.5% if the threshold goal is achieved, 50% if the target goal is achieved and 100% if the maximum goal is achieved or exceeded. Achievement between goals will be interpolated linearly. If the threshold goal is not achieved, then the shares of Restricted Stock will be forfeited and none will vest. Upon vesting, the Company will release the restrictions on the shares that have vested. If less than 100% of the shares of Restricted Stock vest, then those shares that did not vest will be forfeited.

The shares of Restricted Stock granted as of March 16, 2012 vest based on attainment of performance goals which generally are based on Adjusted EBITDA less a specified percentage of the Company’s average invested capital for each year of the three year performance period ending December 31, 2014. For this purpose Adjusted EBITDA is defined to be consistent with the definition used in the Company’s 10-K for the year ending December 31, 2011, but with net income (loss) calculated in accordance with GAAP as in effect on the effective date of grant of the Restricted Stock, and average invested capital is defined to include net working capital and long-term assets, with adjustments for rabbi trust funded nonqualified deferred compensation plans and balances associated with the Hyatt Gold Passport program, but excluding cash and short-term investments over a specified limit and purchases of unimproved land with a value less than a specified amount.

In the future, the Committee may change the performance goals upon which future Restricted Stock grants may vest, but any such future Restricted Stock grants will otherwise be consistent with the terms of the form Restricted Stock Award Agreement.

The following lists the named executive officers of the Company who received Restricted Stock grants as of March 16, 2012 and the number of shares of Restricted Stock subject to such grants:

Mark S. Hoplamazian	72,656
Harmit J. Singh	24,218
H. Charles Floyd	30,677
Rakesh K. Sarna	30,677
Stephen G. Haggerty	24,218

The foregoing description of the March 16, 2012 Restricted Stock grant is qualified in its entirety by reference to the terms of the form Restricted Stock Award Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description

10.1	Form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: March 20, 2012	By:	/s/ Harmit J. Singh
Harmit J. Singh
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBIT

Exhibit Number	Description

10.1	Form of Restricted Stock Award Agreement